UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO 80501
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 845-3200
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of May 4, 2015, the Board of Directors of Dot Hill Systems Corp., or the Company, appointed Ernest Sampias as a member of the Board of Directors. Mr. Sampias was appointed as a Class I director, which class of directors shall serve until the 2016 annual meeting of stockholders. Mr. Sampias' appointment brings the total number of directors to seven.
As a director of the Company, Mr. Sampias will be entitled to compensation that the Company pays to its non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, including an initial stock option grant of 50,000 shares of the Company’s common stock that vest monthly over a four year period after the date of grant such that the stock option is fully vested on the fourth anniversary of the date of grant, and (i) will vest in full upon a change in control of the Company that is consummated at least one year following the date of grant and (ii) will vest such that a total of 50% of the shares underlying such stock option will become vested upon a change in control of the Company that is consummated within one year following the date of grant.
There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Sampias had, or will have, a direct or indirect material interest. Additional information on Mr. Sampias may be obtained from the Company's website, www.dothill.com.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year
On May 4, 2015, at our 2015 Annual Meeting of Stockholders, or our Annual Meeting, our stockholders approved an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. On May 5, 2015, the Company filed the amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.
A summary of the amendment to the Company's Certificate of Incorporation is set forth in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 20, 2015. The summary and the foregoing description are respectively qualified in their entirety by reference to the text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein.
On May 4, 2015, the Board of Directors of the Company adopted an amendment to the Company’s Amended and Restated Bylaws, or the Bylaws, effective immediately, to add a new Article XV, Section 47 to the Bylaws. The new provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine. The provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provision.
The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The matters voted upon at the Annual Meeting and the results of the votes were as follows:
(a) The nominees named below were elected to serve as members of the Board of Directors of the Company until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Roderick M. Sherwood, III	29,289,138	4,495,664	21,454,985
Debra E. Tibey	32,564,497	1,220,305	21,454,985
(b) Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
44,481,482	10,014,045	744,260	—
(c) Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 20, 2015. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
31,068,474	1,746,744	969,584	21,454,985
(d) The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 was ratified, and the voting results were as follows:

Final Voting Results
For	Against	Abstain
51,562,996	1,733,238	1,943,553

Item 9.01	Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of Dot Hill Systems Corp.
3.2	Amendment to Amended and Restated Bylaws of Dot Hill Systems Corp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: May 6, 2015

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of Dot Hill Systems Corp.
3.2	Amendment to Amended and Restated Bylaws of Dot Hill Systems Corp.